Exhibit 3(h)

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILE 03:30 PM 03/26/1992
                                                           920865285 - 2007979

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ENCORE COMPUTER CORPORATION

     ENCORE COMPUTER CORPORATION (the "Corporation"), organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That Article FOURTH of the Corporation's Certificate of Incorporation be, and hereby is, amended to read in its entirety as follows:

     FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 100,000,000 shares of which 90,000,000 shares shall be Common Stock, $.01 par value, and 10,000,000 shares shall be Preferred Stock, $.01 par value. The Preferred Stock may be divided into, and may be issued from time to time in, one or more series. The Board of Directors is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series, and to fix and alter the number of shares comprising any such series and the designation thereof.

     SECOND: That the amendment above was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to the signed by its President and attested by its Secretary this 18 day of June, 1991.

                                                ENCORE COMPUTER CORPORATION

                                                BY: /s/ Kenneth G. Fisher
                                                    ----------------------------
                                                    Kenneth G. Fisher, Chairman

ATTEST:

By: /s/ T. Mark Morley
    -----------------------------
    T. Mark Morley, Secretary

                                                                       194lt/300